EXHIBIT 10.18

Summary of Salary and Bonus for

Named Executive Officers*

Named Executive Officer	FY06 Base Salary	FY05 Bonus
George Borst	**	**
Tadashi Nagashino	***	***
David Pelliccioni	$312,722	$230,000
John Stillo	$337,018	$205,000
Thomas Kiel	$249,606	$100,000

*All of the named executive officers are at-will employees without written employment contracts.

**Mr. Borst’s FY 06 base salary and FY05 bonus have not yet been determined. However, Mr. Borst’s FY05 bonus is expected to be between $300,000 to $400,000.

***Mr. Nagashino’s FY 06 base salary and FY 05 bonus have not yet been determined.